Exhibit 10.2


           Consent of Independent Accountants for the Corporation


                     CONSENT OF INDEPENDENT ACCOUNTANTS





We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 333-44868, 33-47407, 33-48500, 33-48501,
33-364643 and 33-67288) of United Retail Group, Inc. and Subsidiaries of our report dated February 16, 2001, relating to the financial statements, which appears in this Form 10-K. We also consent to the reference to us under the heading "Selected Financial Data" which appears in this Form 10-K.




PricewaterhouseCoopers LLP



New York, New York
March 15, 2001